Exhibit 23.5

Consent of Independent Auditors

We consent to use in this Amendment No. 3 to this combined Registration Statement on Form S-4 and Form S-1 (No. 333-235313) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HighPeak Energy II, LP as of December 31, 2019 and 2018, and the year ended December 31, 2019 and the period from inception (March 23, 2018) through December 31, 2018, and to the reference to our firm under the heading “Experts” herein.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

July 1, 2020